Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement (No 333-180731) on Amendment No. 1 to Form S-3 of Pacific Ethanol, Inc. of our report dated March 8, 2012, relating to our audits of the consolidated financial statements, which appear in the Annual Report on Form 10-K of Pacific Ethanol, Inc. for the year ended December 31, 2011.

We also consent to the reference to our firm under the caption "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ HEIN & ASSOCIATES LLP

Irvine, California
May 11, 2012